Exhibit 10.2

FIRST AMENDED AND RESTATED
CUSTODY AGREEMENT

This First Amended and Restated Custody Agreement (the “Agreement”) is entered into and effective April 15, 2015 (the “Effective Date”) between American Capital, Ltd., a corporation organized under the laws of Delaware (“Customer”), and U.S. Bank National Association, a national banking association organized under the laws of the United States of America (“Bank”).

The parties hereby agree as follows:

1. Appointment and Acceptance.

1.1    Customer hereby appoints Bank to provide custody services in connection with securities, cash and other property received from time to time by Bank from, or at the direction of, Customer, and income, distributions and payments received by Bank with respect thereto (collectively the “Assets”); and Bank hereby agrees to hold the Assets in a custody account established in the name of Customer (the “Account”), upon the terms and conditions set forth below.

1.2    All references contained herein to actions, directions and responsibilities (other than the obligations set forth in Sections 12 and 14) of Customer shall include, apply to and be binding upon Customer’s agents, including any investment manager or advisor, appointed and authorized by Customer to direct Bank or otherwise take actions on behalf of Customer in connection with Bank’s services and responsibilities hereunder. Customer shall provide written notice to Bank of the identity of all appointed agents and the scope of their authority to act or direct Bank hereunder. Customer shall be responsible for providing each agent a copy of this Agreement. In no event shall an agent have the authority to (i) terminate the Agreement, (ii) amend the Agreement, or (iii) direct Bank to transfer Assets out of the Account (unless Customer has provided written authorization to Bank to accept instructions from such agent to transfer Assets out of the Account).

1.3    In the event that Customer requires Bank to establish one or more sub-accounts within the Account under this Agreement (“Sub-Accounts”), Bank shall open such accounts pursuant to Bank’s account opening procedures in effect at the time. The term “Account” as used in this Agreement shall refer to one or all of the Sub-Accounts, as the context of this Agreement shall require.

1.3.1    In no event shall Customer open Sub-Accounts for entities having different tax identification numbers than Customer. Each Sub-Account will have the same tax identification number as Customer.

1.4    Bank shall have no duties or responsibilities except those specifically set forth herein and shall not be liable except for failure to perform the duties and obligations set forth herein. No implied duties, responsibilities, representations, warranties, covenants or obligations shall be read into this Agreement against Bank.

2. Books, Records and Accounts.

2.1    Bank will make and maintain proper books of account and complete records of all Assets and transactions in the Account maintained by Bank hereunder on behalf of Customer.

2.2    On at least four (4) business days notice, Bank will make available to and permit inspection during Bank’s regular business hours of all books, records, and accounts retained by Bank (or, to the extent practicable, its agents) in connection with its duties hereunder on behalf of Customer by (a) any two (2) Designated Persons (defined in Section 11.1), or (b) Customer’s auditors either (i) jointly with any two (2) Designated Persons, or (ii) with an employee of Bank.

2.3    Securities held in the Account shall be, (a) if certificated, physically segregated from those of Custodian and any other person or, (b) if not certificated, held on the books and records of Custodian as separate and apart from the securities of Custodian and any other person. Cash in the Account shall be insured by the FDIC, as determined under FDIC regulations, subject to applicable limits.

3. Asset Delivery, Transfer, Custody and Safekeeping.

3.1    Customer will from time to time deliver, or cause to be delivered, Assets to Bank. Bank shall receive and accept such Assets for the Account upon Instructions (defined below) from Customer. Bank shall keep records of all transactions involving the Account and Assets belonging to the Account. Bank shall not have any responsibility or liability for any assets of Customer that are neither registered in the name or nominee name of Bank nor in the physical possession of Bank nor otherwise in a place or form in which Bank can manipulate, access, or control them.

3.2    Bank shall furnish Customer with Account statements reflecting all Asset transactions in the Account during the reporting period and ending Asset holdings, which may be provided electronically or in hard copy form. To the extent Customer has established an account in Bank’s on-line statement-viewing system, Bank will furnish such Account statements by way of such system. Account statements shall be furnished with the frequency designated below (or as subsequently agreed upon by Bank and Customer). If no selection is so designated or agreed upon, Customer shall be deemed to have designated “Monthly”.

☒ Monthly
☐ Quarterly
☐ Semi-Annually
☐ Annually

3.3    Except to the extent that Customer and Bank have entered into a separate written agreement that expressly makes Bank an investment manager of the Assets, the Account statements described above (including their timing and form) serve as the sole written notification of any securities transactions effected by Bank for the Account. Customer has the right to demand that Bank provide written notification of such transactions pursuant to 12 CFR 12.4(a) or 12 CFR 12.4(b) at no additional cost to Customer.

3.4    Bank shall forward to any person authorized hereunder to direct the purchase or sale of an Asset information it receives with respect to the Asset concerning voluntary corporate actions and mandatory corporate actions, subject to the following exceptions:

3.4.1    Exception: If Bank receives during the term of this Agreement a class-action litigation proof of claim in respect to any of the Assets held in the Account during the class action period, Bank shall file such claim on behalf of Customer regardless of any waiver, release, discharge, satisfaction, or other condition that might result from such a filing.

3.4.2    Exception: Bank will not forward so-called “mini-tenders” to Customer or its designated agent. Mini-tenders are tender offers for a small amount of the outstanding securities of a “target” company, generally with an offer price at or below market value. For equity issues, unless a tender offer is made for 5% or greater of the outstanding securities, and is subject to Securities and Exchange Commission (“SEC”) review, the tender offer will not be forwarded by Bank.

3.4.3    Exception: No tender offer will be forwarded by Bank for a debt issue if, (i) it is not registered with the SEC, (ii) it has a “first received, first buy” basis with no withdrawal privilege and includes a guarantee of delivery clause, or (iii) the offer includes the statement that “the purchase price includes all accrued interest on the note and has been determined in the sole discretion of the buyer and may be more than or less than the fair market value of the notes” or similar language.

3.5    Upon receipt of Instructions (defined in Section 11.1), Bank shall return Assets to Customer, or deliver Assets to such location or third party as Instructions may indicate, provided that in connection therewith it is the sole responsibility of Customer to provide any transfer documentation as may be required by the applicable Depository (as defined below) or third party recipient. Bank shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any Assets, except as provided herein or pursuant to Instructions.

4. Powers of Bank. In the performance of its duties hereunder, Bank shall have the following powers:

4.1    To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any or all other instruments that may be necessary or appropriate to carry out the duties described and powers granted herein.

4.2    To maintain Assets in any registered clearing agency (such as the Depository Trust Company) or in a Federal Reserve Bank (each, a “Depository”), and to permit such Assets to be registered in the name of Bank, Bank’s agent or nominee, Depository, or Depository’s nominee, on the records of a Depository and, in connection with transactions involving foreign securities, to employ and use securities depositories, clearing agencies, clearance systems, sub-custodians or agents located outside the United States.

4.3    To employ agents and to employ or consult with experts, advisors and legal counsel (who may be employed by Customer) and to rely on information and advice received from such agents, experts, advisors, and legal counsel, including any of the foregoing that are affiliated with Bank.

4.4    To perform any and all other ministerial acts deemed by Bank necessary or appropriate to the proper discharge of its duties hereunder.

4.5    To hold Assets uninvested pending cash investment, distribution, resolution of a dispute, or for other operational reasons and to deposit the same in an interest-bearing or noninterest-bearing deposit account of Bank, notwithstanding Bank’s receipt of “float” from such uninvested cash.

4.6    As directed by Customer, to bring, defend, or settle lawsuits involving the Account or the Assets at the sole expense of the Account.

4.7    To withhold delivery or distribution of Assets that are the subject of a dispute pending final adjudication of the dispute by a court of competent jurisdiction.

4.8    To transfer the Assets as directed by Customer.

4.9    As directed by Customer, to receive and safe-keep Assets.

4.10    To register any of the Assets in the name of Customer or in Bank’s name or in the name of a nominee of Bank or in the name of Bank’s agent bank or to hold any of the Assets in unregistered or bearer form or in such form as will pass title by delivery, provided that such Assets shall at all times be recorded in the Account as belonging to Customer. In consideration of Bank’s registration of any securities or other property in the name of Bank or its nominee or agent, Customer agrees to pay on demand to Bank or to Bank’s nominee or agent the amount of any loss or liability, claimed or asserted against Bank or Bank’s nominee or agent by reason of such registration.

5. Purchases. Upon the receipt of Instructions from Customer, Bank shall settle Customer’s purchases of securities on a contractual settlement basis. For the purposes of §9-206 of the Uniform Commercial Code, Customer acknowledges that its legal obligation to pay the purchase price to Bank for such purchases arises immediately at the time of the purchase. Customer hereby covenants and agrees that (i) it shall not instruct Bank to sell any Asset until such Asset has been fully paid for by Customer, and (ii) Customer shall not engage in any practice whereby Customer relies on the proceeds from the sale of an Asset to pay for the earlier purchase of the same Asset.

6. Sales. Upon receipt of Instructions from Customer, Bank will deliver Assets held by it as Bank hereunder and sold by or for Customer against payment to Bank of the amount specified in such Instructions in accordance with the then current securities industry practices and in form satisfactory to Bank. Customer acknowledges that the current securities industry practice for physical securities is for physical delivery of such securities against later payment on delivery date. Bank agrees to use commercially reasonable efforts to obtain payment therefor during the same business day, but Customer confirms its sole assumption of all risks of payment for such deliveries. Bank assumes no responsibility for the risks of collectability of checks received for the Account.

7. Settlements.

7.1    Bank shall provide Customer with settlement of all purchases and sales of Assets in accordance with Bank’s instruction deadline schedule provided that Bank has all the information necessary and the Account has all the Assets necessary to complete the transaction.

7.2    To avoid a deficiency in the Account, if the Account does not have sufficient funds to pay for an Asset, Customer covenants and agrees that (i) it shall not initiate any trade without sufficient Assets to settle such trade, and (ii) Customer shall not notify any third party that Bank will settle the purchase of an Asset. Customer covenants and agrees that it will not allow or direct anyone else to act contrary to (i) and (ii) above.

7.3    Bank shall not be liable or responsible for or on account of any act, omission, default, or insolvency of any broker, bank, trust company, person, or other agent designated by Customer to purchase or sell securities for the Account.

7.4    Notwithstanding anything to the contrary, nothing in this Agreement shall constitute a waiver of any of Bank’s rights as a securities intermediary under Uniform Commercial Code §9-206.

8. Valuation; Client-Controlled Assets.

8.1    Valuation. For purposes of reporting the value of an Asset on an Account statement:

8.1.1    Bank will report a value that is (i) provided to Bank by a third-party pricing vendor or (ii) readily determinable on an established market, if such value is available to Bank when preparing the statement.

8.1.2    If unavailable, Customer will direct Bank as to the value; Bank will then report such value. Absent such a direction, Bank will report the most recent value that Bank received from the Asset’s broker, fund accountant, general partner, issuer, investment manager, transfer agent, or other service provider (commonly known as a pass-through price).

8.1.3    Customer covenants and agrees that it will under no circumstances provide Bank with a security issued by Customer or Customer’s affiliates, or direct Bank to purchase a security issued by Customer or Customer’s affiliates, unless the value of such security is readily determinable and publically available on an established market.

8.1.4    Customer hereby acknowledges that the reported value:

8.1.4.1    Might be neither fair market value nor fair value (under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 820, Fair Value Measurements and Disclosures, or applicable law).

8.1.4.2    Is not a recommendation as to the advisability of buying, holding, or selling the Asset and not a substitute for investigating the Asset’s value in connection with a decision to buy, hold, or sell (or for obtaining and ensuring the reliability of an independent third-party appraisal with respect to such a decision).

8.2    Client-Controlled Assets. Customer may direct Bank from time to time to include specific assets in the Account statements despite the fact that those assets are neither registered in the name or nominee name of Bank nor in the physical possession of Bank nor otherwise in a place or form in which Bank can manipulate, access, or control them. In such a case, Bank has the right to exclude such assets from the Account statements or to include them with a statement-notation about control. To the extent Bank includes them, Customer hereby acknowledges that:

8.2.1    Customer is responsible for reviewing (i) Account statements to ensure that they include notations about the control of each such asset and (ii) any third-party reports made accessible by Bank to ensure that they do not inaccurately identify the holder of any such assets;

8.2.2    Bank is not responsible for performing the duties set forth in this Agreement (other than statement-reporting duties, as limited herein) with respect to such assets. By way of example and not limitation, Bank is not responsible for receiving, safekeeping, valuing, transferring, or releasing such assets or for settling trades with respect to such assets.

8.2.3    When furnishing Account statements or making third-party reports accessible, Bank may rely on information provided by Customer or by Customer’s agents, affiliates, or representatives with respect to such assets (including, but not limited to, information on the units, value, or marketability of such assets) without questioning the information. To that end, Customer will cause each holder of such assets to provide Bank with a copy of such holder’s periodic customer account statements with respect to such assets.

9. No Discretionary Authority; Standard of Care.

9.1    Customer and Bank acknowledge that, except to the extent the Assets are subject to a separate written investment management agreement signed by the parties, Bank is not a fiduciary with respect to any Asset or Customer and the powers and duties of Bank hereunder do not include discretionary authority, control or responsibility with respect to the management or disposition of any Asset; or authority or responsibility to render investment advice with respect to any Asset. In addition, it is agreed that:

9.1.1    Bank shall have no duty to make any evaluation or to advise anyone of the prudence, suitability, or propriety of action or proposed action of Customer in any particular transaction involving an Asset or the suitability or propriety of retaining any particular investment as an Asset. Bank shall have no duty or authority to review, question, approve or make inquiries as to any investment instructions given pursuant hereto. Bank shall be under no duty or obligation to review the securities or other property held in the Account with respect to prudence or diversification.

9.1.2    Bank shall not be liable for any loss or diminution of Assets by reason of investment experience or for its actions taken in reliance upon a direction or other instruction from Customer or Customer’s agent.

9.1.3    Bank shall have no duty or responsibility to monitor or otherwise investigate the actions or omissions of Customer or Customer’s agents.

9.1.4     Bank shall have no responsibility for the accuracy of Asset valuations quoted by outside services or sources.
9.1.5    Bank shall exercise reasonable care in the performance of its services hereunder. Bank shall only be responsible for the performance of such duties as are expressly set forth in this Agreement and no implied covenants, duties, or obligations shall be read into this Agreement against Bank. In no event shall Bank be liable for indirect, special, or consequential damages.
9.1.6    Bank shall have no duty to act as trustee of the Assets.

9.1.7    Bank shall have no duty to act as investment manager of the Assets, except to the extent the Assets are subject to the Bank’s discretion to manage under a separate written investment-management agreement (if any).

9.1.8    Bank shall have no duty to determine, monitor, or collect any contributions to the Account or monitor compliance with any applicable funding requirements.

9.1.9 Bank shall have no duty to maintain or defend any legal proceeding in the absence of indemnification, to Bank’s reasonable satisfaction, against all expenses and liabilities which it may sustain by reason thereof.

9.1.10    Bank shall be under no obligation or duty to take action to effect collection of any amount if the Assets upon which such payment is due are in default, or if payment is refused after due demand and presentation. If Bank receives notice of default or refusal to pay from an Asset’s issuer or transfer agent, Bank shall so advise

Customer. Except as expressly provided herein, Bank is under no obligation to notify Customer in the event of a default.

9.1.11    Collections of monies in foreign currency, to the extent possible, are to be converted into United States dollars at customary rates through customary banking channels, including Bank’s own banking facilities, and in accordance with Bank’s prevailing policies for foreign funds repatriation. Bank shall have no responsibility for the risks, expenses or fluctuating exchange rates affecting collections or conversions related to foreign assets.

9.1.12    Bank shall have no duty to question whether any Instruction received from Customer’s email address, or the underlying email account, is unreliable or has been compromised, such as by identity theft.

9.1.13    Bank shall not be liable for a failure to take an action required under this Agreement in the event and to the extent that the taking of the action is prevented or delayed by war (whether declared or not and including existing wars), revolutions, insurrection, riot, civil commotion, acts of God, accident, fire, explosion, stoppage of labor, strikes or other differences with employees, laws, regulations, orders or other acts of any governmental authority or any other cause whatsoever beyond its reasonable control; nor shall any such failure or delay give Customer the right to terminate this Agreement, except as provided in section 15 of this Agreement.

10. Corporate Actions; Mandatory Exchange Transactions. Notwithstanding anything herein to the contrary, Bank will, without providing notice, cause Assets to participate in any mandatory exchange transaction that neither requires nor permits approval by the owner of the Assets (such as reorganization, recapitalization, redemption in kind, or consolidation) and will tender or exchange securities held for other securities, for other securities and cash, or for cash alone, pursuant to the terms of such transaction.

11. Instructions and Directions.

11.1    The following shall constitute appropriate instructions (“Instructions”): Written instructions including a letter, memorandum, telegram, cable, facsimile, email, or similar means of written communication, appearing to have been given by any person whose name is listed on the most recent certificate delivered by Customer to Bank which lists those persons authorized to give orders, and instructions in the name of and on behalf of Customer (each such, a “Designated Person”), or who Bank reasonably believes to be so authorized (such as an investment adviser or other agent designated by Customer, for example).

11.2    Customer assumes full responsibility for the security of electronically transmitted communications, whether sent by Customer or Bank.

11.3    Any notice or other communication under this Agreement shall be in writing and shall be considered given when delivered to the parties at the addresses set forth on the execution page hereof (or at such other address as a party may specify by notice to other). Notice shall be effective (a) upon receipt if by mail, email, or facsimile, or (b) on the date of personal delivery (if by private messenger, courier service or otherwise). The addresses and individuals below may be changed at any time by an instrument in writing executed by the party making the change. Such change becomes valid upon receipt of the executed instrument by the other party.

11.4    The Authorized Persons Certificate may be updated at any time by an instrument in writing executed by Customer and provided to Bank.

11.5    In the event that Bank is directed to deliver Assets to any party other than Customer, Instructions must include and Customer shall supply to Bank customary transfer documentation as required by such party.

11.6    Bank may conclusively rely and shall be fully protected in acting or refraining from acting upon any direction, instruction, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval or other paper or document reasonably believed by it to be genuine and to have been signed, sent, or presented by the proper party or parties.

11.7    Customer acknowledges and agrees that Customer is fully informed of the protections and risks associated with the various methods of transmitting instructions to Bank and that there may be more secure methods of transmitting instructions than the method(s) selected by Customer.

12. Compensation and Reimbursement.

12.1    Customer shall (a) reimburse Bank for reasonable, duly documented third party out-of-pocket costs, expenses, fees, or other charges incurred by it hereunder, including but not limited to compensation, expenses, fees, costs, and other charges payable to agents, experts, advisors, and legal counsel hired hereunder, and (b) pay to Bank fees for its services under this Agreement as set forth in Bank’s then current applicable fee schedule or such other fee arrangement as Bank and Customer may otherwise agree in writing; provided, however, that any costs, expenses, fees or other charges not set forth in Bank’s then current applicable fee schedule in excess of $1,000 must have been approved in advance by Customer.

12.2     If any advance of funds is made by Bank on behalf of Customer to purchase, or to make payment on or against delivery of securities or there shall arise for whatever reason an overdraft in the Account, or if Customer is for any other reason indebted to Bank, including, but not limited to, any advance of immediately available funds to Customer with respect to payments to be received by Bank in next-day funds (which Customer acknowledges Customer is liable to repay if Bank does not receive final payment). Customer agrees to repay Bank on demand the amount of the advance, overdraft or other indebtedness and accrued interest at a rate per annum (based on a 360-day year for the actual number of days involved) equal to the Federal Funds rate in effect at the time.

12.3    In the event of an advance of funds by Bank, or if any overdraft is created by Account transactions, or if Customer is otherwise in default of any obligation to Bank, Bank may directly charge the Account and receive such payment therefrom.

12.4    In the event that a compensation payment due Bank is past due by more than 30 days, such amount may be charged to the Account and Bank may receive such payment therefrom.

12.5     To secure payment obligations under this Agreement, Customer does hereby grant to Bank a security interest in all Assets up to the amount of any deficiency or other indebtedness to Bank.

12.6    None of the provisions of this Agreement shall require Bank to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers hereunder, if Bank shall have reasonable grounds for believing that repayment of such funds, or indemnity satisfactory to Bank against such risk or liability, is not assured.

13. Customer Responsibility. Customer shall be responsible for the review of all reports, accountings and other statements provided by Bank, and shall within 90 days following receipt thereof notify Bank of any mistakes, defects or irregularities contained or identified therein, after which time all such matters shall be presumed to be ratified, approved and correct and shall not provide any basis for claim or liability against Bank.

14. Indemnification.    Customer will promptly indemnify and release Bank and its affiliates, and their officers, directors, employees, agents, successors, and assigns (each an “Indemnified Party”) and hold each Indemnified Party harmless from and against, and an Indemnified Party will incur no liability to any person or entity for, any cost, losses, claims, liabilities, fines, penalties, interest, damages, delayed payment or non-payment on Assets sold, stockholders’ assessments, taxes, and expenses (including reasonable fees of attorneys, accountants, and securities experts) (collectively, a “Claim”), that may be imposed on, incurred by, or asserted against an Indemnified Party by reason of the Indemnified Party’s action or inaction relating to this Agreement, the Account, or the Assets, except to the extent that such Claim is determined by the final order of a court of competent jurisdiction to have arisen directly from Indemnified Party’s willful misconduct, bad faith, or gross negligence in the performance of its express duties under this Agreement. Bank hereby agrees to indemnify Customer and “Customer Indemnified Parties” (i.e., the Customer and its controlling person, officers, directors, employee and agents) and hold each of them harmless from and against any and all Claims arising out of (i) Bank’s breach of this Agreement, willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, or (ii) any loss of Assets, including theft or destruction thereof but expressly excluding investment losses or other diminution of Assets resulting from the Bank's proper performance of its duties hereunder; provided, that Bank shall not indemnify an Indemnified Party for any Claim arising from the Customer Indemnified Party's breach of this Agreement, willful misfeasance, bad faith or gross negligence with respect to its duties and responsibilities under this Agreement. The obligations of this Section shall survive the termination of this Agreement.

15. Termination.

15.1    This Agreement shall remain in effect until terminated by either party giving written notice of such to the other party 30 days in advance of the termination date.

15.2    Upon termination of this Agreement, Bank shall follow such reasonable Customer instructions concerning the transfer of Assets, provided that:

15.2.1    Bank shall have no liability for the costs of shipping and insurance associated therewith; and

15.2.2    Bank shall not be required to make any delivery or payment until (a) full payment shall have been made by Customer of all liabilities constituting a charge on or against Bank, and (b) full payment shall have been made to Bank of all its compensation, costs, including special termination costs, if any, and expenses hereunder; and

15.2.3    Bank shall have been reimbursed for any advances of monies or securities made hereunder to Customer. If any Assets remain in the Account after termination, Bank shall require further transfer instructions regarding delivery of Assets to Customer or a successor custodian. If a successor custodian is not appointed by Customer within 60 days after termination, Customer acknowledges and agrees that Bank may liquidate all Assets in the Account and deliver the cash proceeds directly to Customer. Customer accepts all losses, taxes, or fees that may be incurred through such liquidation.

15.3    Upon termination of this Agreement, all obligations of the parties to each other hereunder shall cease, except that all indemnification provisions herein shall survive with respect to any Claims arising from events prior to, or in connection with, such termination.

16. Binding Obligations. Customer and Bank each hereby represent and warrant that this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with the terms hereof; subject, as to enforcement of remedies, to applicable bankruptcy and insolvency laws, and to general principles of equity.

17. General Provisions.

17.1.    Tax Responsibility. Bank has no duty to calculate, withhold, disclose, report, or remit to the appropriate taxing authorities or anyone else any federal, state, or local taxes that may be required to be calculated, withheld, disclosed, reported, or remitted with respect to the Assets or the Account, except to the extent such duties are required by law to be performed only by a custodian.

17.2.    Tax Lot Methods. For the purpose of complying with Internal Revenue Service regulations requiring cost basis reporting, please select the tax lot selection method for Customer’s Account. Bank recommends that Customer consult with Customer’s tax advisor if Customer is unsure of the option that is best for it.

☐ Minimize Gain - Shares are sold from tax lots having the highest per unit federal tax cost with a holding period of more than one year.
☐ First In First Out (“FIFO”) – Shares are sold from tax lots having the earliest federal tax acquisition date.
☐ Last In First Out (“LIFO”) – Shares are sold from tax lots having the most recent federal tax acquisition date.
☐ Highest Federal Cost First Out (“HIFO”) – Shares are sold from tax lots having the highest federal tax cost per share.
☐ Lowest Federal Cost First Out (“LOFO”) – Shares are sold from tax lots having the lowest federal tax cost per share.
☐ Specify Tax Lot – Shares are sold from tax lots that you specify.

☒Average Federal Tax Cost - Shares are sold across all tax lots using the average cost. If the Account holds investments for which this method is not permitted, the FIFO default method will be used, unless Customer directs otherwise.

☐ Maximize Gain - Shares are sold from tax lots having the lowest per unit federal tax cost.

If Customer does not specify a particular tax lot or method above, Customer acknowledges that the FIFO method will be used. If Customer wishes to use a tax lot selection method that is different from what is selected above, on an individual investment or transaction basis, Customer may make that selection when executing the trade.

17.3    Publicity. Neither party will (a) use the other party’s proprietary indicia, trademarks, service marks, trade names, logos, symbols, or brand names, or (b) otherwise refer to or identify the other party in advertising, publicity releases, or promotional or marketing publications, or correspondence to third parties without, in each case, securing the prior written consent of the other party.

17.4    Complete Agreement; Modification. This Agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all existing agreements, both oral and written, between the parties concerning the subject, and cannot be amended or modified in any manner except by a written agreement executed by both parties.

17.5    Governing Law; Venue. This Agreement shall be subject to, governed by, and construed in accordance with the laws of the State of Minnesota (the “Jurisdiction”) applicable to agreements made and to be performed in the Jurisdiction, without regard to the Jurisdiction’s conflict of laws rules. All legal actions or other proceedings directly or indirectly relating to this Agreement shall be brought in federal court (when available, or state court when federal court is not available) sitting in the Jurisdiction. By execution of this Agreement, the parties submit to the courts of the Jurisdiction. To the extent that Bank or Customer may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity.

17.6    Assignment. No party may assign any of its rights hereunder without the consent of the other, which consent shall not be unreasonably withheld. The foregoing consent requirement does not apply if either party shall merge or consolidate with or sell substantially all of its assets to another entity, provided that such other entity shall assume without qualification or limitation all obligations of that party hereunder either by operation of law or by contract. Customer acknowledges and understands that Bank must obtain, verify and record information that allows Bank to identify any owner of the Account. Accordingly, prior to any assignment by Customer, Customer must provide certain information including, but not limited to, the assignee’s name, physical address, tax identification number and other information that will allow Bank to identify and verify the assignee’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. Customer understands that no assignment of Customer’s rights under this Agreement need be recognized by Bank, unless and until Bank verifies the assignee’s identity in accordance with Bank’s Customer

Identification Program. This Agreement binds, and inures to the benefit of, Customer, Bank, and their respective permitted successors and assigns.

17.7    Separability. If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

17.8    No Third Party Rights. In performing its services hereunder, Bank is acting solely on behalf of Customer. No agency, contractual or service relationship shall be deemed to be established hereby between Bank and any other person or entity.

17.9    Counterparts and Duplicates. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument. This Agreement and any administrative form under the Agreement may be proved either by a signed original or by a reproduced copy thereof (including, not by way of limitation, a microfiche copy or an electronic file copy).

17.10    Legal Actions Affecting Account. If Bank is served with a subpoena, restraining order, writ of attachment or execution, levy, garnishment, search warrant or similar order relating to the Account, (a “Legal Action”) Bank will give Customer prompt written notice thereof when legally permitted and will comply with that Legal Action and shall be protected, indemnified, and held harmless therefrom.. Customer will reimburse Bank for all reasonable, duly documented third party out-of-pocket fees and expenses Bank incurs in responding to any Legal Action affecting the Assets or the Account (including but not limited to the fees of counsel and other professionals).

17.11    Abandoned Property. Any Assets remaining unclaimed or abandoned by Customer for a period of time as is set forth in the applicable state’s abandoned property, escheat, or similar law shall be delivered to the proper public official pursuant to law and Bank shall be held harmless therefrom. The provisions of this Section shall survive the termination of the Agreement.

17.12    Freedom to Deal with Third Parties. Bank is free to render services to others, whether similar to those services rendered hereunder or of a different nature.

17.13    Shareholder Communications Act Election. Under the Shareholder Communications Act of 1985, as amended, Bank must try to permit direct communications between a company that issues a security held in the Account (the “Securities-Issuer”) and any person who has or shares the power to vote, or the power to direct the voting of, that security (the “Voter”). Unless the Voter registers its objection with Bank, Bank must disclose the Voter’s name, address, and securities positions held in the Account to the Securities-Issuer upon the Securities-Issuer’s request (“Disclosure”).

To the extent that Customer is the Voter, Customer hereby (i) acknowledges that failing to check one and only line below will cause Customer to be deemed to have consented to Disclosure, and (ii) registers its:

_X__    consent to Disclosure.

____    objection to Disclosure.

18. Automated Cash Management and Sweep Direction.

18.1    To the extent Bank has received no investment direction as to cash Assets upon their receipt by Bank, Bank is hereby authorized and directed by Customer to sweep such cash to a deposit account designated by Customer at Custodian, on an end-of-day basis.

19. Representations and Warranties.

19.1     Customer represents and warrants that the Assets are not assets of any (i) “plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); (ii) “plan” as defined in the Internal

Revenue Code of 1986, as amended (the “Code”) Section 4975(e)(1); (iii) entity whose underlying assets include assets of any such “plan” by reason of any such plan’s investment in such entity; and (iv) plan or entity not otherwise within this definition that is subject to similar restrictions under federal, state, or local law.

19.2    Customer represents and warrants that the Assets are not held in trust or required to be held in trust.

19.3    Customer represents and warrants that it (i) has the power and requisite authority to execute and deliver this Agreement; and (ii) is duly authorized to, and has taken all action necessary to authorize it to, execute and deliver this Agreement.

19.4    Bank represents and warrants that it (i) is a national banking association; (ii) is duly organized, validly existing and in good standing under the laws of the United States; (iii) has the power and authority to transact the business in which it is engaged; (iv) has the power and requisite authority to execute, deliver and perform this Agreement; and (v) is duly authorized to, and has taken all action necessary to authorize it to, execute, deliver and perform this Agreement.

20. Headings for Convenience Only. The section headings and subheadings within this Agreement are for convenience-of-reference only, and do not define, limit, or describe the scope or intent of any provision of this Agreement.

21. Waiver of Jury Trial. Each of the parties hereby irrevocably waive all right to a trial by jury in any action, proceeding, claim, or counterclaim (whether based on contract, tort or otherwise) directly or indirectly arising out of or relating to this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representative effective as of the Effective Date.

AMERICAN CAPITAL, LTD.

By:__/s/ Samuel A. Flax___________________

Name: _Samuel A. Flax____________________

Title: Executive Vice President, General Counsel and Secretary

U.S. Mail Address:
American Capital, Ltd.
2 Bethesda Metro Center, 14th Floor
Bethesda, MD 20814

Email Address:

U.S. BANK NATIONAL ASSOCIATION

By:_/s/ Frank Bradley___________________________________

Name: Frank Bradley

Title: Vice President & Relationship Manager

U.S. Mail Address:
U.S. Bank Institutional Trust & Custody
Attn: Frank Bradley
300 Delaware Ave. Suite 901
Wilmington, DE 19801

Email Address: